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                                                               EXHIBIT 25.2




                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee
                         for delayed offering  pursuant to  Section 305 (b) (2))
                                                     ___________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2) _________________

                               _______________

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                   (Address of  principal executive offices)

                                     10081
                                   (Zip Code)
                               _______________

                  GENERAL AMERICAN TRANSPORTATION CORPORATION
              (Exact  name of obligor as specified in its charter)

                                    NEW YORK
        (State or other jurisdiction of incorporation  or organization)

                                   36-2827991
                      (I.R.S. Employer Identification No.)

                                500 WEST MONROE
                               CHICAGO, ILLINOIS
                   (Address of principal  executive offices)

                                     60661
                                   (Zip Code)
                               _______________

                                DEBT SECURITIES
                      (Title of the indenture securities)
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ITEM 1.  GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency, Washington, D.C.

                        Board of Governors of The Federal Reserve System, Washington, D.C.

         (b)     Whether it is authorized to exercise  corporate trust powers.

                        Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                 The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                 (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.
         *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1
                  (Item 12) , Registration No. 33-55626.)
         *2. -- Copies of the respective authorizations of The Chase Manhattan
                  Bank (National Association)  and The Chase Bank of
                  New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect.
                  (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
         *3. -- Copies of authorizations of The Chase Manhattan Bank
                  (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
         *4. -- A copy of the existing by-laws of the trustee. (See Exhibit
                  T-1 (Item 12(a)), Registration No. 33-28806.)
         *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act.
                  (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
           7.-- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

         *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                              ___________________
                                       1.





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                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 8th day February, 1994.




                                                    THE CHASE MANHATTAN BANK
                                                    (NATIONAL ASSOCIATION)




                                                    By  Janice Tolve
                                                        ---------------------
                                                        Second Vice President





                               _________________
                                       2





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                                   EXHIBIT 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on September 30, 1993, published in response to call made by Comptroller of the Currency, under title 12. United States Code, Section 161.

Charter Number 02370           Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

                                    ASSETS                             Thousands
                                                                      of Dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin.............. $4,674,736
     Interest-bearing balances.........................................5,374,597
Securities.............................................................6,261,309
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:
    Federal funds sold.................................................2,781,000
    Securities purchased under agreements to resell......................599,805
Loans and lease financing receivables:
    Loans and leases net of unearned income................$51,963,405
    LESS:  Allowance for loan and lease losses...............1,441,698
    LESS:  Allocated transfer risk reserve......................107,265
Loans and leases net of unearned income, allowance, and reserve.......50,419,442
Assets held in trading accounts........................................4,243,296
Premises and fixed assets (including capitalized leases)...............1,806,510
Other real estate owned................................................1,133,788
Investments in unconsolidated subsidiaries and associate companies........59,706
Customers' liability to this bank on acceptances outstanding.............853,332
Intangible assets........................................................351,380
Other assets...........................................................4,683,740
                                                                       ---------
TOTAL ASSETS.........................................................$83,247,641
                                                                     -----------
                                                                     -----------
                               LIABILITIES

Deposits:
     In domestic offices.............................................$32,309,451
        Noninterest-bearing.................................$11,192,841
        Interest-bearing.....................................21,116,610
     In foreign offices, Edge and Agreement subsidiaries, and IBFs....31,259,700
        Noninterest-bearing..................................$2,784,987
        Interest-bearing.....................................28,474,713
                                                             ----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:
     Federal funds purchased...........................................2,974,601
     Securities sold under agreements to repurchase.......................77,553
Demand notes issued to the U.S. Treasury..................................25,000
Other borrowed money...................................................2,951,813
Mortgage indebtedness and obligations under capitalized leases............41,457
Bank's liability on acceptances executed and outstanding.................865,687
Subordinated notes and debentures......................................2,360,000
Other liabilities......................................................4,327,703
                                                                       ---------
TOTAL LIABILITIES....................................................$77,193,055
Limited-life preferred stock and relate surplus................................0

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus..................................0
Common stock............................................................$908,825
Surplus................................................................4,351,645
Undivided profits and capital reserves...................................778,153
LESS:  Net unrealized loss on marketable equity securities.....................0
Cumulative foreign currency translation adjustments.......................10,963
TOTAL EQUITY CAPITAL...................................................6,049,586
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
   EQUITY CAPITAL....................................................$83,242,641
                                                                      ----------
                                                                      ----------

L. Lester J. Stephens, Jr., Senior Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                            (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan              Directors
(Signed) Richard J. Boyle

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